SEPARATION AND RELEASE AGREEMENT


THIS AGREEMENT is effective the 25th day of July 2002, by and between Graco Inc., a Minnesota corporation ("Graco"), with its principal offices at 88 11th Ave. N.E., Minneapolis, Minnesota, 55413, and Stephen L. Bauman, an individual, with a residence at 16817 Blenheim Way, Minnetonka, MN. 55345 ("Mr. Bauman").

WHEREAS, Mr. Bauman was employed by Graco; and

WHEREAS, the parties have agreed that Mr. Bauman has ceased to be an officer and employee of Graco effective July 8, 2002, (the "Separation Date"), and will complete and terminate his employment relationship with Graco in accordance with the terms of this Agreement.

NOW, THEREFORE, it is hereby mutually agreed by and between the parties for good and valuable consideration as follows:

1.   Severance Payment
     -----------------

     Beginning on August 15, 2002 (but no sooner than the expiration of the 15 day waiting period specified in Section 7 below, whichever is later) on the 15th day of each of the next twelve months Graco will pay to Mr. Bauman, in monthly installments of $13,433.33 each, the aggregate amount of $161,200, which is equal to one year of his annual base salary immediately prior to the Separation Date. Such payment shall be subject to tax withholding and deductions required by law. At any time before the last installment is paid Mr. Bauman may request that Graco pay the entire remaining amount owed, which Graco will do on the next regular payment date.

2.   Stock Options and Restricted Stock Grant
     ----------------------------------------

     All stock options and restricted stock granted to Mr. Bauman under the Graco Long Term Incentive Plan or Graco Stock Incentive Plan shall be governed by the provisions of said plans and the agreements executed between Graco and Mr. Bauman pursuant to said plans.

3.   Insurance Premiums
     ------------------

     For a period not to exceed 12 months following the Separation Date, Graco shall, if Mr. Bauman so chooses, continue to cover Mr. Bauman under its standard medical and dental insurance coverages for employees to the same extent as Mr. Bauman was covered immediately prior to the Separation Date, and Mr. Bauman shall pay to Graco, monthly by check, an amount equal to the employee paid portion of the premium for such insurance. In the event that Mr. Bauman has or acquires comparable insurance coverage through a new employer or spouse coverage, Mr. Bauman shall so notify Graco and the coverage under the Graco plans provided herein shall cease.

4.   Outplacement Assistance
     -----------------------

     Graco shall provide an outplacement agency that may be used by Mr. Bauman to seek other employment, for a period not to exceed one (1) year or upon Mr. Bauman securing other employment, whichever first occurs. Said agency shall be mutually agreed upon by Graco and Mr. Bauman, and the services provided shall be customary for seeking employment at the level of the position Mr. Bauman held at Graco.

5.   Cooperation
     -----------

     For a period of three (3) years after the Separation Date, Mr. Bauman shall render all reasonable cooperation to Graco in connection with the prosecution or defense of any lawsuit or other judicial or administrative action, including participating as a source of information or witness in any such action. Graco shall reimburse Mr. Bauman for any reasonable out-of-pocket expenses (including attorneys' fees, if necessary) incurred by him in connection with rendering such cooperation.

6.   Confidentiality
     ---------------

     a. Mr. Bauman hereby agrees that, for a period of three (3) years after the Separation Date, he will not, directly or indirectly, disclose any Confidential Information, as defined in subsection (b) below, to any other party, and will not in any way use such Confidential Information in the course of any future employment.

     b. As used herein, the term "Confidential Information" shall mean all information which is treated as confidential or proprietary by Graco in the normal course of its business, including, without limitation, documents so marked, or is a trade secret of Graco, which has been disclosed by Graco to Mr. Bauman, including, without limitation, information relating to Graco employees, officers, directors, products, processes, product development or research, equipment, machinery, apparatus, business operations, financial results or condition, strategic plans or projections, customers, suppliers, marketing, sales, management practices, technical information, drawings, specifications, material, and the like, and any knowledge or information developed by Mr. Bauman relating to the same, provided,
                                                                       --------
          however, that Confidential Information shall not include information which is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Mr. Bauman, or infor-mation which Mr. Bauman is required to disclose in a court or other judicial proceeding or is otherwise legally required to disclose.

     c. The provisions of this Section 6 are in addition to, and not in lieu of, the fiduciary and other duties and obligations of Mr. Bauman as an employee and officer of Graco, and this Section 6 does not limit said obligations in any way, by time or otherwise.


7.   Release
     -------

     a. Except with respect to the provisions of this Agreement, Mr. Bauman hereby releases and forever discharges Graco and its officers, employees, agents, successors, and assigns from any and all claims, causes of action, demands, damages, liability and responsibility whatsoever, arising prior to the Separation Date, including without limitation, any rights or claims for further compensation, including without limitation any bonus payment for the year 2002, or any rights to participate in any Company-sponsored program relating to the purchase or acquisition of any Graco common stock, preferred stock, or other equity in Graco or any subsidiary thereof, except as specifically provided in this Agreement, or any right or claim Mr. Bauman may have or assert under the common law or any state, municipal, federal, or other statute or regulation regarding the rights of employees generally or based on discrimination on the basis of race, creed, gender, age, or other protected status. This Section 7 shall not affect Mr. Bauman's rights to indemnification as an officer and employee of Graco under Graco's by-laws and applicable Minnesota law nor any rights which he has accrued by participating in any Graco benefit plan, subject to the provisions of this Agreement and the terms and conditions set forth in such plan as of the Separation Date.

     b.   Mr. Bauman certifies, represents and agrees that:

          (i)    this Agreement is written in a manner that he understands;

          (ii) he understands that this Section 7 specifically waives any rights or claims he may have arising under federal, state, and local laws prohibiting employment discrimination, such as the Age Discrimination in Employment Act, the Minnesota Human Rights Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act and/or any claims for damages or for injuries based on common law theories of contract, quasi-contract or tort;

          (iii) the waiver herein of rights or claims are to those which may have arisen prior to the execution date of this Agreement.

          (iv) a portion of the consideration set out in this Agreement is in addition to compensation that he may already have been entitled to;

          (v) he has been specifically advised in writing to consult with an attorney prior to executing this Agreement;

          (vi) he has been informed that he has a period of at least twenty-one (21) calendar days within which to consider this Agreement; which period may be waived by him executing this Agreement;

          (vii) he specifically understands that he may revoke this Agreement for a period of at least fifteen (15) calendar days following his execution of this Agreement, and that this Agreement is not effective or enforceable until the fifteen (15) day revocation period has expired;

          (viii) if he decides to revoke this Agreement within said fifteen (15) day period, he must provide written notice to the Vice President, General Counsel and Secretary, delivered in person or by mail. If his revocation is sent by mail, it must be post-marked within the fifteen (15) day period, properly addressed to Robert M. Mattison, Vice President, General Counsel and Secretary, Graco Inc., P.O. Box 1441, Minneapolis, MN. 55440, and sent by certified mail, return receipt requested. Mr. Bauman understands that Graco will have no obligation under this Agreement if he revokes his acceptance within the time limit specified.

          (ix) Mr. Bauman expressly agrees that the waiver of his rights pursuant to the Agreement is knowing and voluntary on his part.

8.   Applicable Law
     --------------

     Except to the extent governed by federal law, this Agreement and any controversies between the parties shall be governed by and construed in accordance with the laws of the State of Minnesota.

9.   Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof, and, except as otherwise specifically provided herein, specifically supersedes and replaces any and all prior written or oral agreements or understandings. This Agreement may not be amended except in a writing signed by authorized representatives of both parties.

10.  Headings
     --------

     The  headings  of  the  paragraphs  herein  are  included  solely  for  the
     convenience   of   reference   and  shall  not   control   the  meaning  or
     interpretation of any provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement


GRACO INC.


By:  /s/David A. Roberts
     -------------------------------------
     DAVID A. ROBERTS
     President and Chief Executive Officer
     July 25, 2002


By:  /s/Stephen L. Bauman
     ------------------------------
     STEPHEN L. BAUMAN


Date: July 25, 2002
      -----------------------------